Exhibit 10.2 (i)

Amendment No. 1 to the
Anthem Employee Stock Purchase Plan

Pursuant to rights reserved under Section 15 of the Anthem Employee Stock Purchase Plan (the “Plan”), the Board of Directors of Anthem, Inc. hereby amends the Plan as follows:

1. The following paragraph is hereby added as the last paragraph to Section 5 of the Plan:

Notwithstanding the foregoing, in the event of an acquisition by the Company or one or more of its Subsidiaries of the business of a person or entity, whether by asset purchase, stock purchase, merger or otherwise, the Committee shall have sole discretion (without the consent of any Participant) to modify the eligibility and participation requirements of the Plan as they relate to those employees of the acquired person or entity who become employees of the Company, its current Subsidiaries or its future participating Subsidiaries; provided, however, any such modification which requires shareholder approval under the Code shall not be made without such shareholder approval.

2. All other terms and provisions of the Plan shall remain in full force and effect.

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